Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 13, 2009, is made and entered into by and between Far East Energy Corporation, a Nevada corporation (the “Company”), and Arrow Energy International Pte Ltd, a company organized under the laws of the Republic of Singapore (the “Investor”), for the benefit the Investor in conjunction with its purchase of certain securities of the Company.

Recitals

A. The Company and Far East Energy (Bermuda), Ltd., a wholly-owned subsidiary of the Company (“FEEB”) have entered into a Securities Purchase Agreement with the Investor dated March 13, 2009 (the “Securities Purchase Agreement”), pursuant to which the Investor purchased an Exchangeable Note (the “Note”) of FEEB US$10,000,000 principal amount, exchangeable for up to 21,052,632 shares (subject to adjustment) of the Company’s common stock, par value $0.001 (the “Company Common Stock”), and received a Warrant (the “Warrant”) to purchase up to 7,420,000 shares (subject to adjustment) of Company Common Stock.

B. The Note and the Warrant are exchangeable and exercisable, respectively, for an aggregate of 28,472,632 shares (subject to adjustment pursuant to the terms of the Note and the Warrant) of Company Common Stock (the “Registrable Securities”).

C. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities.

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

REGISTRATION RIGHTS AND PROCEDURES

1.1 Filing of Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall prepare a Registration Statement on Form S-1, or Form S-3 if the Company is eligible to use such form (the “Registration Statement”), with respect to the Registrable Securities and shall file the Registration Statement with the Securities and Exchange Commission (the “SEC”) within 90 days following the date of execution of the Securities Purchase Agreement (the “Filing Date”); provided, however, that at least four (4) business days before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Investor copies of all such documents in the form substantially as proposed to be filed with the SEC for review and comment by such counsel, and the Company shall not and shall not be required to file any such Registration Statement or prospectus or any amendments or supplements thereto if such counsel to the Investor reasonably objects in good faith to such filing.

1.2 Effectiveness of Registration Statement. The Company shall use its commercially reasonable efforts to (a) have the Registration Statement declared effective by the SEC as soon as reasonably practicable following the Filing Date, (b) subject to Section 1.3, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement or to keep the Registration Statement effective with respect to any Registrable Securities, until the earlier of (i) the date on which such Registrable Securities covered by the Registration Statement have been sold by the Investor, (ii) the date on which either such Registrable Securities are distributed to the public pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (or any similar provision then in effect), or are saleable pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act, (iii) the second anniversary of the Filing Date, or (iv) the date on which such Registrable Securities are sold to the Company or one of its subsidiaries (but not before the expiration of the applicable prospectus delivery requirements); and (c) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Investor as set forth in the Registration Statement. The Company shall further use commercially reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.3 Other Obligations.

(a) The Company shall furnish to the Investor, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(b) The Company shall promptly notify the Investor of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and shall use commercially reasonable efforts to prepare and file with the SEC, and promptly notify the Investor of the filing of, a supplement to such prospectus or an amendment to the Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the Registration Statement, use commercially reasonable efforts to cause it to become effective as soon as possible. Upon receipt of any notice from the Company of the happening of any event of the kind described above, the Investor will forthwith use its commercially reasonable efforts to discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Investor’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed.

(c) In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the securities included in the Registration Statement pursuant to this Agreement for sale in any jurisdiction, the Company will promptly notify the Investor of such and will use its commercially reasonable efforts to obtain the withdrawal of such order.

(d) The Company reserves the right to suspend for a reasonable period of time not to exceed 60 days (from the date notification of such delay is sent to the Investor) during any 90 day period and, in the aggregate, 90 days during any 365 day period, the use or effectiveness of the Registration Statement if the Company’s Board of Directors in good faith determines that (i) such registration might have a material adverse effect on any of the Company’s plans or proposals with respect to any financing, acquisition, recapitalization, reorganization, or other material transaction, or (ii) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company.

(e) In the event of any underwritten or agented offering, the Company shall enter into and perform its obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form reasonably acceptable to the Company, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Investor and the underwriters’ representative or agent for such offering in the marketing of the Registrable Securities, including making available the Company’s officers, accountants, counsel, premises, books and records for such purpose.

(f) In the event that the Investor reasonably concludes and represents to the Company that it is an “underwriter” as defined by Section 2(a)(11) of the Securities Act, the Company shall use its commercially reasonable efforts to obtain a so-called “comfort letter” from its independent public accountants, and legal opinions of counsel to the Company addressed to the Investor, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Investor. The Company shall furnish to the Investor a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.

(g) The Company shall cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) The Company shall provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) The Company shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

1.4 Nature of Sale. Notwithstanding any other provision of this Agreement, Company Common Stock shall be treated as Registrable Securities only if and so long as it has not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (and any rules and regulations promulgated thereunder) so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

1.5 Reports Under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 of the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the Closing Date (as defined in the Securities Purchase Agreement) so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

(b) file with or submit to, as applicable, the SEC in a timely manner all reports and other documents required to be filed or submitted by the Company under the Securities Act and the Exchange Act (at all times it is subject to such reporting requirements); and

(c) furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 of the Securities Act, the Securities Act, and the Exchange Act (so long as the Company is subject to the reporting requirements of the Exchange Act), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time the Company so qualifies to use such form).

ARTICLE 2

RIGHTS AND UNDERTAKINGS OF

THE INVESTOR

2.1 Rights of Investor. The Investor shall have the absolute right to exercise or refrain from exercising any right or rights that it may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement.

2.2 Suspension of Sales; Notice of Sales. If any Registrable Securities are included in a Registration Statement pursuant to the terms of this Agreement, the Investor thereof will not (until further notice) effect sales thereof after receipt of written notice from the Company of the occurrence of an event specified in order to permit the Company to correct or update the Registration Statement or prospectus. The Investor shall use its commercially reasonable efforts to notify the Company of the sale of any Registrable Securities within a reasonable period of time prior to such sale.

2.3 Compliance. If any Registrable Securities are being registered in any registration pursuant to this Agreement, the Investor will comply with all anti-stabilization, manipulation, and similar provisions of Section 10 of the Exchange Act, and any rules promulgated thereunder by the SEC and, at the Company’s request, will execute and deliver to the Company and to any underwriter participating in such offering an appropriate agreement to such effect.

2.4 Termination of Effectiveness. Following the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described herein, the Investor shall discontinue sales thereof pursuant to such Registration Statement, unless the Investor has received written notice from the Company of its intention to continue the effectiveness of such Registration Statement with respect to any of such securities which remain unsold.

2.5 Furnish Information. It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Agreement with respect to the Investor’s Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Investor’s Registrable Securities and as the Company shall otherwise reasonably request in connection with Investor’s status as a selling stockholder. If the Investor desires to include in the Registration Statement all or part of the Registrable Securities held by it, then the Investor shall, within five (5) business days after receipt of the notice from or on behalf of the Company of the request for such information, so provide the Company such information. The Investor shall not be entitled to be named as a selling shareholder in the Registration Statement and the Investor shall not be entitled to use the prospectus forming a part thereof if the Investor does not so provide such information to the Company.

ARTICLE 3

INDEMNIFICATION

3.1 Indemnification by the Company. The Company shall indemnify and hold harmless, with respect to any Registration Statement filed by it pursuant to this Agreement, to the fullest extent permitted by law, the Investor, as well as the Investor’s officers, directors, employees, agents, and general or limited partners (and the directors, officers, employees, and agents thereof) and each other person, if any, who controls the Investor within the meaning of the Securities Act (collectively, the “Holder Indemnified Parties”) against all losses, claims, damages, liabilities, and expenses joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, any rule or regulation promulgated thereunder, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with any such registration; provided, however, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final, or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party relating to such Holder Indemnified Party for use in the preparation thereof; and provided further, that the Company shall not be liable to any such Holder Indemnified Party with respect to any preliminary prospectus to the extent that any such Loss of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Registrable Securities to a person to whom there was not timely sent or given a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company previously furnished copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Loss of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity and reimbursement of expenses and obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

3.2 Indemnification by Investor. The Investor shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, and agents, and each person who controls the Company (within the meaning of the Securities Act) (collectively, “Company Indemnified Parties”) against all Losses to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which the Investor’s Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in the cases described in clauses (a) and (b) of this Section 3.2, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Investor relating to the Investor for use in the preparation of the documents described in such clauses (a) and (b), (c) any violation by the Investor of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and (d) with respect to any preliminary prospectus, the fact that the Investor sold Registrable Securities to a person to whom there was not timely sent or given a copy of the prospectus (excluding the documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to the Investor in compliance with this Agreement and the Loss of such Company Indemnified Party results from an untrue statement or omission of a material fact relating to information provided by the Investor contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of Company Indemnified Parties and shall survive the transfer of such securities by the Investor.

3.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for indemnification may be made pursuant hereto, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to hereunder is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The indemnifying party shall not be liable to an indemnified party hereunder for any legal expenses of counsel or any other expenses incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding, or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (a) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery, or approval thereof, and (b) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim and a full release of all persons that may be entitled to or obligated to provide indemnification or contribution under this Article.

3.4 Contribution. If the indemnification provided for herein is unavailable to or insufficient to hold harmless an indemnified party hereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses (or actions or proceedings in respect thereof) referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions, or inactions which resulted in such Losses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission, action, or inaction. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for contribution may be made against an indemnifying party hereunder, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement thereof (if the notice specified herein has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to herein.

If indemnification is available hereunder, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided herein, without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for herein. The provisions hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

ARTICLE 4

MISCELLANEOUS

4.1 Termination. The obligations under Article 1 shall terminate on the date on which is the earlier of (a) the date on which the Company’s obligations under Section 1.2 terminate or (b) the date on which all Registrable Securities covered by the Registration Statement have been sold.

4.2 Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Investor may assign this Agreement to any person that, directly or indirectly, through one or more intermediaries controls or is under common control with the Investor, as such terms are construed under Rule 144 promulgated under the Securities Act, provided that (a) the Company is furnished with written notice of the name and address of the assignee and the securities with respect to which such rights are being assigned, and (b) the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder’s claim to any rights hereunder.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this section prior to 5:00 p.m. (Central Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (Central Time) on any date and earlier than 11:59 p.m. (Central Time) on such date, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to which such notice is required to be given. The addresses for such notices and communications shall be as follows:

If to the Company:	Far East Energy Corporation
363 N. Sam Houston Parkway East Suite 380
Houston, Texas 77060 USA Fax: +1-832-598-0479
Attention: Chief Executive Officer

with a copy to:	Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue Dallas, Texas 75201 USA
Fax: +1-214-978-3099 Attention: Amar Budarapu, Esq.

If to Investor:	Arrow Energy International Pte Ltd
International Operations HQ
152 Beach Road, #19-05 The Gateway East
Singapore (189721)
Fax: +65-6294-6904
Attention: Nick Davies and Eytan Uliel

with a copy to:	HopgoodGanim Lawyers
Level 8, Waterfront Place
1 Eagle Street Brisbane QLD 4000 Australia
Fax: +617 3024 0028
Attention: Michael Hansel, Partner

or such other address as may be designated in writing hereafter, in the same manner, by such person.

4.4 Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, AND ALL DISPUTES AND CONTROVERSIES ARISING HEREFROM, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW, EXCEPT TO THE EXTENT THAT THE CORPORATE LAWS OF THE STATE OF NEVADA APPLY PURSUANT TO THE “INTERNAL AFFAIRS DOCTRINE” OR WITH RESPECT TO THE ISSUANCE OF SECURITIES. EACH PARTY AGREES THAT ALL ACTIONS CONCERNING THE INTERPRETATION, ENFORCEMENT AND DEFENSE OF THIS AGREEMENT (WHETHER BROUGHT AGAINST A PARTY OR ITS RESPECTIVE AFFILIATES, EMPLOYEES OR AGENTS) MAY BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, NEW YORK (THE “NEW YORK COURTS”). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE NEW YORK COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY ACTION, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH NEW YORK COURT, OR THAT SUCH

ACTION HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.5 Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Agreement is consummated as originally contemplated to the greatest extent possible.

4.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Company and Investor to express their mutual intent, and no rules of strict construction will be applied against either the Company or Investor. This Agreement shall be construed as if drafted jointly by the Company and Investor, and no presumption or burden of proof shall arise favoring or disfavoring either the Company or Investor by virtue of the authorship of any provisions of the Agreement.

4.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by electronic mail in Portable Document Format, such signature shall create a valid and binding obligation of the person executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.9 Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

4.10 Amendment; Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Investor.

4.11 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by the undersigned, thereto duly authorized, as of the date first set forth above.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

ARROW ENERGY INTERNATIONAL PTE LTD

By:	/s/ Nick Davies
Nick Davies
Director

[Signature page to Registration Rights Agreement]